Exhibit 8.1

			Date control	Interest in voting stock held by the Group at December 31,
Name of subsidiary	Registered in	Core business	acquired (*)	2007	2006	2005

Mechel International Holdings AG (MIH)(1)	Switzerland	Holding and trading	July 1, 1995	100.0%	100.0%	100.0%
Mechel Metal Supply AG (MMS)	Liechtenstein	Trading	Oct 30, 2000	100.0%	100.0%	100.0%
Mechel Trading House (MTH)	Russia	Holding and trading	June 23, 1997	100.0%	100.0%	100.0%
Southern Kuzbass Coal Company (SKCC), including its most significant subsidiaries:	Russia	Holding and trading	Jan 21, 1999	93.5%	93.5%	93.7%
Krasnogorsk Open Pit Mine (KOPM)**	Russia	Coal mining	Jan 21, 1999	—	—	88.9%
Tomusinsk Open Pit Mine (TOPM)	Russia	Coal mining	Jan 21, 1999	74.4%	74.4%	74.4%
Olzherassk Open Pit Mine (OOPM)	Russia	Coal mining	Dec 28, 1999	—	82.9%	81.9%
Lenin Mine (LM)**	Russia	Coal mining	Dec 29, 2001	—	—	79.0%
Usinsk Mine (UM)***	Russia	Coal mining	Dec 29, 2001	—	—	80.2%
Chelyabinsk Metallurgical Plant (CMP)	Russia	Steel products	Dec 27, 2001	93.8%	93.7%	93.7%
Southern Urals Nickel Plant (SUNP)	Russia	Nickel	Dec 27, 2001	79.9%	79.9%	79.9%
Vyartsilya Metal Products Plant (VMPP)	Russia	Steel products	May 24, 2002	93.3%	93.3%	93.3%
Beloretsk Metallurgical Plant (BMP)	Russia	Steel products	June 14, 2002	90.4%	90.4%	90.3%
Mechel Targoviste SA	Romania	Steel products	Aug 28, 2002	86.6%	86.6%	83.7%
Mechel Zeljezara (MZ)	Croatia	Steel products	March 17, 2003	100%	100%	100.0%
Ural Stampings Plant (USP)	Russia	Steel products	April 24, 2003	93.8%	93.8%	93.8%
Korshunov Mining Plant (KMP)	Russia	Iron ore mining	Oct 16, 2003	85.6%	85.6%	85.5%
Mechel Campia Turzii SA	Romania	Steel products	June 20, 2003	86.56%	86.56%	84.9%
Mechel Nemunas (MN)	Lithuania	Steel products	Oct 15, 2003	100.0%	100.0%	100.0%
Mechel Energo	Russia	Power trading	Feb 3, 2004	100.0%	100.0%	100.0%
Port Posiet	Russia	Transportation	Feb 11, 2004	97.1%	96.93%	80.0%
Izhstal	Russia	Steel products	May 14, 2004	88.2%	87.9%	87.7%
Port Kambarka	Russia	Transportation	April 27, 2005	90.4%	90.4%	90.4%
Kaslinsky Architectural Art Casting Plant	Russia	Steel products	April 14, 2004	100.0%	100.0%	100.0%
Mechel Trading Ltd.	Switzerland	Trading	Dec 20, 2005	100.0%	100.0%	100.0%
Metals Recycling OOO	Russia	Scrap collecting	March 14, 2006	100.0%	100.0%	—
Mechel Hardware OOO	Russia	Trading	March 21, 2006	100.0%	100.0%	—
Moscow Coke and Gas Plant (Moskoks)	Russia	Coke production	Oct 4, 2006	97.11%	98.94%	—
Southern Kuzbass Power Plant (SKPP)	Russia	Power generation	April 19, 2007	98.04%	—	—
Southern Kuzbass Power Sales Company (SKPS)	Russia	Power sales	June 30, 2007	72.03%	—	—
Bratsk Ferroalloy Plant (BFP)	Russia	Ferroalloy production	Aug 6, 2007	100.0%	—	—
Yakutugol	Russia	Coal mining	Oct 19, 2007	100.0%	—	—

* Date when a control interest was acquired by either the Group or Controlling Shareholders.

** Merged with SKCC in October 2006

*** Merged with Lenin Mine in March 2006

(1)       Formerly - Mechel Trading AG (MT). Renamed on December 20, 2005